EXHIBIT 99.1

TiVo Corporation 2 Circle Star Way San Carlos, CA 94070

TiVo Corporation Reports First Quarter 2017 Financial Results
Company Reports Strong Q1 Results
Vodafone Spain is First to Deploy the Next-Generation of TiVo’s Award-Winning User Experience
Remains On Track to Achieve $100 million+ Cost Synergy Target
Declares Second Quarter Cash Dividend of $0.18 per Share

SAN CARLOS, Calif.--(BUSINESS WIRE)-May 3, 2017 - TiVo Corporation (NASDAQ:TIVO) today reported financial results for the first quarter ended March 31, 2017.
“Our strong Q1 financial results affirm last year’s acquisition that formed the new TiVo,” said Tom Carson, President and CEO of TiVo. Mr. Carson added, “Vodafone Spain’s rollout of our most advanced television experience demonstrates the product leadership and innovation that excited us about the TiVo acquisition and we’re pleased with this deployment. Additionally, the long-term IP agreement with Roku demonstrates the value of the company’s patent portfolios in the OTT space. We are well on the way to fully integrating the two companies’ product lines and continue on schedule to deliver at least $100 million in cost synergies, with 65% coming from actions taken within 12 months of the closing of the transaction.”
Mr. Carson added, “We remain confident in TiVo’s ability to continue to generate substantial positive cash flows. As such, TiVo will pay its second quarter cash dividend of $0.18 per common share in June.”
First Quarter Results
The Company reported first quarter revenue of $206 million, an increase of 74% compared to $118 million in the first quarter of 2016. As expected, revenues were higher than in the comparable period of the prior year due to the acquisition of TiVo Solutions Inc. in the third quarter of 2016, which contributed $85 million in revenues in the current quarter. First quarter 2017 Net loss was $35 million, compared to a Net loss of $18 million for the first quarter of 2016.
On a Non-GAAP basis, first quarter 2017 Non-GAAP Pre-tax Income was $54 million, compared to $32 million in the first quarter of 2016. Estimated cash taxes for the quarter were approximately $6 million. GAAP Diluted weighted average shares outstanding were 119 million and Non-GAAP Diluted Weighted Average Shares Outstanding for the first quarter of 2017 were 120 million.
Non-GAAP Pre-tax Income is defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below.
Business Outlook
For fiscal year 2017, the Company expects revenue of $800 million to $835 million, including approximately $30 million of hardware revenues at the mid-point of expectations, with GAAP loss before taxes of $83 million to $68 million and Non-GAAP Pre-tax Income of $200 million to $225 million. The Company now anticipates 49% of its full year revenues in the first half of year and 51% in the second half of the year. In terms of costs, costs include Non-GAAP Cost of hardware revenue of approximately $40 million at the mid-point of expectations. TiVo anticipates it will incur $23 million to $24 million in Cash Taxes based on its 2017 operating expectations. For fiscal year 2017, TiVo expects its GAAP diluted weighted average shares outstanding to be approximately 121 million and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 122 million shares.

Capital Allocation
On April 30, 2017, TiVo’s Board of Directors declared a cash dividend of $0.18 per common share, to be paid on June 20, 2017, to all stockholders of record as of the close of business on June 6, 2017. TiVo’s Board believes it can reward its stockholders with a meaningful dividend for the second quarter in a row, while maintaining ample capacity for the company to invest in the business, pursue its long-term growth aspirations, and consider additional capital allocation alternatives such as opportunistic stock repurchases.
TIVO BUSINESS AND OPERATING HIGHLIGHTS:
Products:

•	Approximately 23 million subscriber households around the world use TiVo’s advanced television experiences.

•	Vodafone Spain launched a new version of Vodafone TV incorporating the next-gen TiVo UI and nDVR (network DVR), becoming the first operator to launch integrated video services and 4K content in Spain.

•
Sky, Europe’s leading entertainment company, launched voice search across linear TV and video on demand (VOD) powered by TiVo’s knowledge graph engine, incorporating trends and conversations, on Sky’s next-generation box, Sky Q.

•
Sharp Corporation selected TiVo’s G-Guide HTML enabling advanced search with a browser-based graphical interface and design that can be displayed in 4K for their new Blu-ray disc recorders “AQUOS Blu-ray UT series”.

•
Introduced Studio, Broadcast and Network Metadata Packages incorporating themes, keywords, images and related programs to allow studios, broadcasters and networks to increase the visibility and monetization of their catalogs.

•	Launched TiVo SongConnect, a music metadata package that relates versions of a song to a single master work, allowing providers to organize alternate variations of a song.

•	Turner has selected TiVo as its EMEA metadata distributor to power and manage Turner’s electronic program guide (EPG) metadata distribution and service, which covers 44 EMEA channels.

•	Launched TiVo’s Audience Management Platform (AMP) to deliver optimized audience targeting and data-driven TV.

IP Licensing:

•	TiVo continued to expand its over-the-top (OTT) intellectual property (IP) licensing program and announced agreements with various leading companies, such as:

◦	Roku, Inc., a leading TV streaming platform, which signed a long-term IP license.

◦	Discovery Communications, a leading TV programmer, which signed a long-term IP license.

◦	DWANGO Co., Ltd., a leading video entertainment company in Japan, which signed a long-term IP license for niconico, the popular video hosting service.

Conference Call Information
TiVo management will host a conference call today, May 3, 2017, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706-643-4013) and reference conference ID 97064356. The conference call can also be accessed via live webcast in the Investor Relations section of TiVo's website at http://www.tivo.com/.
A telephonic replay of the conference call will be available through May 10, 2017 and can be accessed by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 97064356. A replay of the audio webcast will be available on TiVo Corporation's website shortly after the live call ends and will remain on TiVo Corporation's website until its next quarterly earnings call.

Non-GAAP Financial Information
TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of licensing, services and software revenues, Non-GAAP Cost of hardware revenues, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.
Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, transaction, transition and integration costs, changes in the liability for dissenting shareholders, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration, expenses in connection with the extinguishment or modification of debt and gains on the sale of strategic investments and changes in franchise tax reserves.
Non-GAAP Cost of licensing, services and software revenues is defined as GAAP cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transition and integration expenses. Included in Transaction, transition and integration costs in the fourth quarter of 2016 was $10.0 million in expenses for additional guaranteed license payments related to the Company’s over-the-top licensing partnership with Intellectual Ventures. These payments were expensed in the fourth quarter of 2016 as the payments were triggered by the execution of a patent license agreement during the quarter and are not expected to be recoverable from the net direct revenue resulting from the patent license agreement and the related TiVo product partnership. This expense was included in Transaction, transition and integration costs as the patent license agreement was entered into as part of continuing, and broadening, the product relationship with TiVo.
Non-GAAP Cost of hardware revenues is defined as GAAP cost of hardware revenues, excluding depreciation and amortization of intangible assets, excluding transition and integration expenses.
Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.
Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses changes in the fair value of contingent consideration and changes in franchise tax reserves.
Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration and changes in franchise tax reserves.
Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses changes in the fair value of contingent consideration and changes in franchise tax reserves.
Non-GAAP Interest Expense is defined as GAAP interest expense, excluding interest on franchise tax reserves, accretion of contingent consideration, amortization or write-off of issuance costs and discounts on convertible debt plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.
Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.
Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.
The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, changes in the liability for dissenting shareholders, retention earn-outs payable to former shareholders of acquired businesses and changes in contingent consideration from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the extinguishment or modification of debt and gains on the sale of strategic investments. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the amortization or write-off of note issuance costs and discounts on convertible debt, accretion of contingent consideration and mark-to-market adjustments for interest rate swaps when management evaluates the Company's operating expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.
Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.
Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the tables below.
About TiVo Corporation
TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company's estimates of future financial performance, including future revenues, earnings, expenses, and dividends, as well as future business strategies and future product offerings, deployments and technology and intellectual property licenses with various named customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays and higher costs in connection with the integration of TiVo Inc. (now known as TiVo Solutions Inc.), delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" included in TiVo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.
Investor Contacts
Peter Halt, CFO
TiVo Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
TiVo Corporation
+1 (818) 565-5200
Peter.Ausnit@TiVo.com

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues, net:
Licensing, services and software	$190,550	$118,011
Hardware	15,214	373
Total Revenues, net	205,764	118,384
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	42,306	22,308
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	14,221	229
Research and development	48,922	22,064
Selling, general and administrative	53,949	36,687
Depreciation	5,472	4,234
Amortization of intangible assets	41,700	19,132
Restructuring and asset impairment charges	4,539	2,333
Total costs and expenses	211,109	106,987
Operating (loss) income	(5,345)	11,397
Interest expense	(10,264)	(10,531)
Interest income and other, net	(63)	(17)
Income (loss) on interest rate swaps	521	(13,087)
Loss on debt extinguishment	(108)	—
Loss on debt modification	(929)	—
Litigation settlement	(12,906)	—
Loss before income taxes	(29,094)	(12,238)
Income tax expense	5,567	5,414
Net loss	$(34,661)	$(17,652)

Basic earnings (loss) per share	$(0.29)	$(0.22)
Weighted average shares used in computing basic per share amounts	118,813	81,375

Diluted earnings (loss) per share	$(0.29)	$(0.22)
Weighted average shares used in computing diluted per share amounts	118,813	81,375

Dividends declared per share	$0.18	$—

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$187,636	$192,627
Short-term marketable securities	103,307	117,084
Accounts receivable, net	174,832	147,142
Inventory	11,563	13,186
Prepaid expenses and other current assets	35,239	37,400
Total current assets	512,577	507,439
Long-term marketable securities	122,655	128,929
Property and equipment, net	45,716	48,372
Intangible assets, net	767,612	806,838
Goodwill	1,813,691	1,812,118
Other long-term assets	21,333	17,147
Total assets	$3,283,584	$3,320,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$226,648	$226,451
Deferred revenue	45,286	49,145
Current portion of long-term debt	7,000	7,000
Total current liabilities	278,934	282,596
Taxes payable, less current portion	4,966	4,893
Deferred revenue, less current portion	44,039	43,545
Long-term debt, less current portion	969,827	967,732
Deferred tax liabilities, net	78,283	77,454
Other long-term liabilities	34,104	34,987
Total liabilities	1,410,153	1,411,207
Stockholders' equity:
Common stock	121	121
Treasury stock	(19,267)	(9,646)
Additional paid-in capital	3,286,905	3,280,905
Accumulated other comprehensive loss	(4,972)	(7,049)
Accumulated deficit	(1,389,356)	(1,354,695)
Total stockholders’ equity	1,873,431	1,909,636
Total liabilities and stockholders’ equity	$3,283,584	$3,320,843

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Intellectual Property Licensing Revenues:
US Pay TV Providers	$63,344	$33,310
Other	27,377	22,950
Total Intellectual Property Licensing Revenues	90,721	56,260

Product Revenues:
Platform Solutions	88,183	35,484
Software and Services	25,269	20,387
Other	1,591	6,253
Total Product Revenues	115,043	62,124

Total Revenues	$205,764	$118,384

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
GAAP Loss before income taxes	$(29,094)	$(12,238)
Amortization of intangible assets	41,700	19,132
Restructuring and asset impairment charges	4,539	2,333
Equity-based compensation	14,025	8,438
Transaction, transition and integration costs	7,199	—
Earnout amortization	958	—
Reduction of contingent consideration liability	(324)	—
Loss on debt extinguishment	108	—
Loss on debt modification	929	—
Litigation settlement	12,906	—
Accretion of contingent consideration	155	—
Amortization of note issuance costs	522	480
Amortization of convertible note discount	3,106	2,965
Mark-to-market (income) loss related to interest rate swaps	(2,762)	10,988
Non-GAAP Pre-tax Income	$53,967	$32,098

	Three Months Ended March 31,
	2017	2016
GAAP Diluted weighted average shares outstanding	118,813	81,375
Dilutive effect of equity-based compensation awards	1,503	1,082
Non-GAAP Diluted Weighted Average Shares Outstanding	120,316	82,457

	Three Months Ended March 31,
	2017	2016
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$42,306	$22,308
Equity-based compensation	(1,044)	(1,062)
Transition and integration costs	(99)	—
Non-GAAP Cost of licensing, services and software revenues	$41,163	$21,246

	Three Months Ended March 31,
	2017	2016
GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$14,221	$229
Transition and integration costs	(1,359)	—
Non-GAAP Cost of hardware revenues	$12,862	$229

	Three Months Ended March 31,
	2017	2016
GAAP Research and development expenses	$48,922	$22,064
Equity-based compensation	(3,997)	(593)
Transition and integration costs	(1,240)	—
Earnout amortization	(184)	—
Non-GAAP Research and Development Expenses	$43,501	$21,471

	Three Months Ended March 31,
	2017	2016
GAAP Selling, general and administrative expenses	$53,949	$36,687
Equity-based compensation	(8,984)	(6,783)
Transaction, transition and integration costs	(4,501)	—
Earnout amortization	(774)	—
Reduction of contingent consideration liability	324	—
Non-GAAP Selling, General and Administrative Expenses	$40,014	$29,904

	Three Months Ended March 31,
	2017	2016
GAAP Total Operating costs and expenses	$211,109	$106,987
Amortization of intangible assets	(41,700)	(19,132)
Restructuring and asset impairment charges	(4,539)	(2,333)
Equity-based compensation	(14,025)	(8,438)
Transaction, transition and integration costs	(7,199)	—
Earnout amortization	(958)	—
Reduction of contingent consideration liability	324	—
Non-GAAP Total COGS and OpEx	$143,012	$77,084

	Three Months Ended March 31,
	2017	2016
GAAP Interest expense	$(10,264)	$(10,531)
Accretion of contingent consideration	155	—
Amortization of note issuance costs	522	480
Amortization of convertible note discount	3,106	2,965
Reclassify current period cost of interest rate swaps	(2,242)	(2,099)
Non-GAAP Interest Expense	$(8,723)	$(9,185)

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FORECAST FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Current 2017 Full Year Outlook		2016 Full Year Actual
	Low	High
GAAP Loss before income taxes (1)	$(83)	$(68)	$(24.4)
Amortization of intangible assets	166	166	105.0
Restructuring and asset impairment charges	6	8	27.3
Equity-based compensation	60	64	47.7
Transaction, transition and integration costs	19	22	40.0
Earnout amortization	4	4	2.5
Litigation settlement	13	13	—
Mark-to-market income related to interest rate swaps (1)	(3)	(3)	(5.8)
Amortization of note issuance costs and convertible debt discount	14	14	14.0
Other	4	5	(1.0)
Non-GAAP Pre-tax Income (1)	$200	$225	$205.3

Cash taxes	$23	$24	$24.3

(1) Due to their nature, changes in the mark-to-market of interest rate swaps have only been included in the outlook to the extent they have already occurred. Actual results may differ materially from the outlook.

Current 2017 Full Year Outlook
GAAP Diluted weighted average shares outstanding	121
Dilutive effect of equity-based compensation awards	1
Non-GAAP Diluted Weighted Average Shares Outstanding	122

Current 2017 Full Year Outlook
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$42
Transition and integration costs	(2)
Non-GAAP Cost of hardware revenues	$40

Current Q4 2017 Outlook
GAAP Total Operating costs and expenses	$196
Amortization of intangible assets	(41)
Restructuring and asset impairment charges	(1)
Equity-based compensation	(16)
Transaction, transition and integration costs	(2)
Earnout amortization	(1)
Non-GAAP Total COGS and OpEx	$135